Exhibit 10.48

CONVERTIBLE PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

This Convertible Promissory Note and Warrant Purchase Agreement dated as of June 25, 2009, is by and among Allozyne, Inc., a Delaware corporation (the “Company”), the persons and entities listed on Schedule I, hereto (each a “Purchaser” and collectively, the “Purchasers”). The Company and each of the Purchasers hereby agree as follows:

ARTICLE I

PURCHASE, SALE AND TERMS OF NOTES, WARRANTS AND SHARES

1.01. The Notes. The Company has authorized the issuance and sale, in accordance with the terms hereof, to the Purchasers of up to $3 million in aggregate principal amount of the Company’s convertible promissory notes substantially in the form set forth in Exhibit A attached hereto and are herein referred to individually as a “Note” and collectively as the “Notes”, which terms shall also include any notes delivered in exchange or replacement therefor.

1.02. Conversion of the Notes. All of the principal and interest due on the outstanding Notes will automatically convert into equity securities as described in the Note. In the event of an Early Conversion (as defined in the Notes), the Series B-2 Original Issue Price applicable to the conversion of the Notes (as defined in Section 1.3 of Part B Article Fourth of the Company’s Second Amended and Restated Certificate of Incorporation, the “Charter”) shall be deemed to be $1.10 per share and the Series B-2 Conversion Price (a defined in Section 4.1(c) of Part B Article Fourth of the Charter) shall be $1.10 per share until determined otherwise pursuant to the Charter.

1.03. The Warrants. The Company has authorized the issuance to the Purchasers of warrants exercisable for shares (the “Warrant Shares”) of Company common stock (the “Warrants”). The issuance of the Warrants shall not occur, and shall be conditioned upon the Purchaser’s full, pro rata participation in the “Second Closing” as contemplated in Section 1.3 of the Series B Convertible Preferred Stock Purchase Agreement, dated October 22, 2007, as subsequently amended (the “Stock Purchase Agreement”). Upon the Purchaser’s full pro rata participation in the Second Closing pursuant to Section 1.3 of the Stock Purchase Agreement, the Warrants shall be issued to the Purchaser in exchange for the payment to the Company of such Warrant’s purchase price of $0.001 per $1.00 of the applicable principal Note amount. The exercise price for the Warrants shall be the fair market value of the Company’s common stock at the date of issuance, as determined by the Company’s Board of Directors. The Warrants shall have a ten year term from the date of issuance. The Warrants shall be substantially in the form set forth in Exhibit B attached hereto and are herein referred to individually as a “Warrant” and collectively as the “Warrants”, which terms shall also include any notes delivered in exchange or replacement therefor. For purposes of clarity, no Warrant shall be issued to any Purchaser that does not purchase its full pro rata share pursuant to Section 1.3 of the Stock Purchase Agreement in the Second Closing.

1.04. The Closing; Warrant Issuance. Subject to and in reliance upon the representation, warranties, terms and conditions contained herein, the Company agrees to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase the principal amounts of the Notes set forth opposite each Purchaser’s name under the heading “Principal Amount of Notes” on the Schedule of Purchasers set forth in Schedule I hereto and, subject to the conditions in Section 1.03, a Warrant for that number of Warrant Shares as determined according to Section 2 of the Warrants. Such purchase and sale of the Notes shall take place on June 25, 2009 (the “Closing”) at the offices of Cooley Godward Kronish LLP, 719 Second Avenue, Suite 900, Seattle, WA, 98104 or such other date, time or place as may be mutually agreed upon. The aggregate purchase price to be paid at the Closing by each Purchaser, severally and not jointly, for each Purchaser’s respective Note as set forth on Schedule I shall be the dollar amount set forth on Schedule I under the heading “Principal Amount of Notes,” and the Company will issue and deliver such Notes against payment of the purchase price of the Notes set forth opposite each Purchaser’s name set forth in Schedule I by wire transfer, bank check, certified check or any combination of such methods and payments. Subject to Section 1.03 hereof, the Company will issue and deliver the Warrant at the Second Closing for that number of Warrant Shares as determined according to Section 2 of the Warrants hereto by wire transfer, bank check, certified check or any combination of such methods and payments.

1.05. Use of Proceeds. The Company shall use the proceeds from the sale of the Notes for working capital and general corporate purposes.

ARTICLE II

CONDITIONS TO PURCHASERS’ OBLIGATIONS

The respective and several obligations of each Purchaser to purchase and pay for the Notes and Warrants to be purchased by it at a Closing (and the Second Closing in the case of the Warrants, as applicable) are subject to the following conditions:

2.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true on the date of the Closing.

2.02. Compliance Certificate. The Purchasers shall have received a certificate from the President and Chief Executive Officer of the Company stating that the representations and warranties of the Company contained in Article III hereof are true and correct as of the date of the Closing and that all conditions required to be performed by the Company prior to or at the Closing have been performed.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as follows, each of which representation and warranty is true and correct as of the date hereof and will be true and correct as of the Closing.

3.01. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

3.02. Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance, sale and delivery of the Notes and the Warrants hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

3.03. Valid Issuance. As of the Closing, the Notes and the Warrants sold hereunder will be duly and validly issued, fully paid and nonassessable, free of any liens, options, encumbrances, proxies, adverse claims or restrictions imposed by the Company. The Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes, and the Warrant Shares issued upon exercise of the Warrants, upon issuance in accordance with the Notes and the Warrants, as applicable, will be validly issued, fully paid and nonassessable, free of any liens, options, encumbrances, proxies, adverse claims or restrictions imposed by the Company.

3.04. Governmental Consents. No permit, consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby, except for filings pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to applicable state securities laws.

3.05. Financial Statements. The Company has furnished to the Purchasers the audited balance sheet of the Company as of December 31, 2008 (the “Balance Sheets”). The Balance Sheets (a) are consistent with the books and records of the Company, (b) present fairly the financial condition of the Company as of the date and for the periods indicated, and (c) have been prepared in accordance with U.S. generally accepted accounting principles (excepting footnotes and subject to normal year-end adjustments).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser severally represents and warrants to the Company that:

(a) he, she or it has full power and authority to enter into and perform this Agreement in accordance with its terms, and, if it is not a natural person, it was not organized for the specific purpose of acquiring the Notes or the Warrants;

(b) he, she or it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

(c) he, she or it has made an investigation of the Company and its business as it deemed necessary and has had an opportunity to discuss and review the Company’s business, management and financial affairs with the Company’s management as it deemed necessary;

(d) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes) and the Warrants (including the Warrant Shares issued upon exercise of the Warrants), as applicable, being purchased by such Purchaser are being acquired for the Purchaser’s own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

(e) he, she or it understands that (i) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes) and the Warrants (including the Warrant Shares issued upon exercise of the Warrants) have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 504, 505 or 506 promulgated under the Securities Act, (ii) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes) and the Warrants (including the Warrant Shares issued upon exercise of the Warrants) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Notes (including the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, to be issued upon conversion of the Notes) and the Warrants (including the Warrant Shares issued upon exercise of the Warrants) will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect;

(f) this Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with the terms of the Agreement; and

(g) he, she or it is an Accredited Investor as that term is defined in Rule 501(a) promulgated under the Securities Act.

ARTICLE V

CONDITIONS TO COMPANY’S OBLIGATIONS

The obligations of the Company to issue and sell the Notes and Warrants to be purchased by the Purchasers at a Closing (and the Second Closing, in the case of the Warrants, as applicable) are subject to the following conditions:

5.01. Representations and Warranties. Each of the representations and warranties of the Purchasers set forth in Article IV hereof shall be true on the date of the Closing.

5.02. Requisite Approvals. The Company shall have received approvals for the sale and issuance of the Notes and Warrants including: (i) Comerica Bank’s consent to the transaction; (ii) the approval of the Board of Directors to amend the Stock Purchase Agreement, amend the Company’s Certificate of Incorporation, and issue and sell the Notes and Warrants; and (iii) the approval of the requisite stockholders to amend the Stock Purchase Agreement, and amend the Company’s Certificate of Incorporation.

ARTICLE VI

MISCELLANEOUS

6.01. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

6.02. Survival of Agreements. All covenants, agreements, representations and warranties made in this Agreement or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement shall survive the execution and delivery of all of this Agreement, the issuance, sale and delivery of the Notes, the issuance and delivery of the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, upon conversion of the Notes, the Warrants and the Warrant Shares issued upon exercise of the Warrants, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

6.03. Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understanding made or claimed to have been made by such party with any third party.

6.04. Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of the Notes, the Qualifying Financing Securities or the shares of Existing Preferred Stock, as the case may be, that are issued upon the conversion of the Notes, the Warrants and the Warrant Shares issued upon exercise of the Warrants.

6.05. Notices. Any notice required or permitted under this Agreement shall be in writing (including facsimile communication) and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid or when delivered via confirmed facsimile, and addressed as follows:

(a) if to the Company, at 1600 Fairview Ave E., Suite 300 Seattle, WA 98102, fax number 206.518.5799, Attention: Hans van Houte; with a copy to Gordon

Empey, Cooley Godward Kronish LLP, 719 Second Avenue, Suite 900, fax number (206) 452-8800; and

(b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I.

or, in any such case, at such other address or addresses as shall have been furnished by such party to the others in accordance with this Section 6.05.

6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed in such jurisdiction, without regard to choice of law principles.

6.07. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

6.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.09. Amendments. Any term or provision of this Agreement, the Notes and the Warrants may be amended and the observance of any term of this Agreement may be waived with respect to all Purchasers with the written consent of the Company and the holders of at least a majority of the outstanding aggregate principal amount of the Notes.

6.10. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

6.11. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

6.12. Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley Godward Kronish LLP (“Cooley Godward Kronish”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley Godward Kronish inform the parties hereunder of this representation and obtain their consent. Cooley Godward Kronish has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley Godward Kronish has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c)

gives its informed consent to Cooley Godward Kronish’s representation of the Company in the Financing. Notwithstanding the foregoing, this Section 6.12 does not apply to Amgen Ventures LLC.

[Remainder of Page Intentionally Left Blank.]

Schedule 1

Schedule of Purchasers

Name and Address, Fax and Email of Purchaser		Principal Amount of Notes ($)
ARCH Venture Fund V, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631		$305,379.25
Fax:	(773) 380-6606
Attn:	Steve Gillis
Mark McDonnell
Email:	sgillis@archventure.com mmcdonnell@archventure.com

ARCH V Entrepreneurs Fund, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631		$2,057.50
Fax:	(773) 380-6606
Attn:	Steve Gillis
Mark McDonnell
Email:	sgillis@archventure.com mmcdonnell@archventure.com

ARCH Venture Fund VI, L.P. 8725 W. Higgins Road Suite 290 Chicago, IL 60631		$357,500.00
Fax:	(773) 380-6606
Attn:	Steve Gillis
Mark McDonnell
Email:	sgillis@archventure.com mmcdonnell@archventure.com

Name and Address, Fax and Email of Purchaser		Principal Amount of Notes ($)
Alexandria Equities, LLC 385 East Colorado Boulevard Suite 299 Pasadena, CA 91101		$151,710.00
Fax:	(626) 578-0770
Attn:	Joel Marcus
Email:	jmarcus@labspace.com

Amgen Ventures LLC One Amgen Center Drive Thousand Oaks, CA 91320-1799		$507,015.00
Attention:	Stuart Mackey
Managing Director (M/S 28/5)
Email:	smackey@amgen.com
Facsimile:	(805) 499-6151

MPM BioVentures III, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116		$56,608.25
Fax:	(617) 425-9201
Attn:	Lauren Fiore
Michael Steinmetz
Email:	lfiore@mpmcapital.com
msteinmetz@mpmcapital.com

MPM BioVentures III-QP, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116		$841,913.75
Fax:	(617) 425-9201
Attn:	Lauren Fiore
Michael Steinmetz
Email:	lfiore@mpmcapital.com
msteinmetz@mpmcapital.com

Name and Address, Fax and Email of Purchaser		Principal Amount of Notes ($)
MPM BioVentures III GmbH & Co. Beteiligungs KG The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116		$71,152.00
Fax:	(617) 425-9201
Attn:	Lauren Fiore
Michael Steinmetz
Email:	lfiore@mpmcapital.com msteinmetz@mpmcapital.com

MPM BioVentures III Parallel Fund, L.P. The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116		$25,426.75
Fax:	(617) 425-9201
Attn:	Lauren Fiore Michael Steinmetz
Email:	lfiore@mpmcapital.com msteinmetz@mpmcapital.com

MPM Asset Management Investors 2003 BVIII LLC The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116		$16,300.75
Fax:	(617) 425-9201
Attn:	Lauren Fiore
Michael Steinmetz
Email:	lfiore@mpmcapital.com msteinmetz@mpmcapital.com

OVP Venture Partners VI, L.P. c/o OVP Venture Partners 1010 Market Street Kirkland, WA 98033		$660,282.19
Attn:	Bill Funcannon
Fax:	(425) 889-0152
Email:	funcannon@ovp.com waite@ovp.com

Name and Address, Fax and Email of Purchaser		Principal Amount of Notes ($)
OVP VI Entrepreneurs Fund, L.P. c/o OVP Venture Partners 1010 Market Street Kirkland, WA 98033		$4,654.56
Attn:	Bill Funcannon
Fax:	(425) 889-0152
Email:	funcannon@ovp.com waite@ovp.com

Total:		$3,000,000